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Exhibit 10.15

Supplement

to Pledge Agreement

        SUPPLEMENT, dated as of February 15, 2005, made by Universal Compression Services, LLC, a Delaware limited liability company (the "Pledgor"), in favor of Wachovia Bank, National Association as administrative agent (in such capacity, the "Administrative Agent") for the financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

        WHEREAS, Universal Compression Inc., a Texas corporation ("UCI"), Universal Compression Holdings, Inc., a Delaware corporation ("Holdings", and together with UCI, the "US Borrowers"), UC Canadian Partnership Holdings Company (the "Canadian Borrower", and together with the US Borrowers, the "Borrowers"), the Administrative Agent, the other Agents party thereto, and the Lenders have entered into a Senior Secured Credit Agreement, dated as of January 14, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, in connection with the Credit Agreement, the Pledgor has entered into the Pledge and Security Agreement, dated as of January 14, 2005 (as amended, supplemented or otherwise modified from time to time, the "Pledge and Security Agreement") in favor of the Administrative Agent for the benefit of the Secured Creditors;

        WHEREAS, the Credit Agreement requires the Pledgor to pledge the capital stock described hereto on Schedule 2-S owned by it; and

        WHEREAS, the Pledgor has agreed to execute and deliver this Supplement in order to pledge such capital stock;

        NOW, THEREFORE, IT IS AGREED:

        1.    Pledge and Security Agreement.    By executing and delivering this Supplement, the Pledgor, as provided in Section 7.11 of the Pledge and Security Agreement, hereby pledges and grants a security interest in (a) the capital stock and certificated membership interests described or referred to in Schedule 2-S and (b) (i) the certificates or instruments, if any, representing such capital stock and interests, (ii) all dividends (cash, capital stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities and interests (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the Property referred to in this definition and (vii) all proceeds of any of the foregoing (collectively, the "Collateral"). Upon execution of this Supplement, such securities will constitute "Pledged Securities" for purposes of the Pledge and Security Agreement with the same force and effect as if originally listed on Schedule 2 thereto. The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Pledge and Security Agreement. The Pledgor hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Pledge and Security Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

        2.    Governing Law.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of Texas.

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SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

UNIVERSAL COMPRESSION SERVICES, LLC
By:	/s/ J. MICHAEL ANDERSON
Name:	J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

Schedule 2-S

DESCRIPTION OF PLEDGED SECURITIES

Issuer	Owner	Stock Cert. No.	No. of Shares Pledged	Percentage of Issued Stock Pledged
Universal Compression (Australia) Pty Ltd	Universal Compression Services, LLC (successor by merger to Universal Compression Services, L.P.)	7	1,894,440	*64.9978%

*
together with Stock Certificate No. 2 for 65 shares previously pledged equal 65% total pledged stock

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  Exhibit 10.15
Schedule 2-S DESCRIPTION OF PLEDGED SECURITIES